Exhibit 22.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-127095, No. 333-125602, No. 333-122752, No. 333-33174, No.
333-34822 and No. 333-89973) and Forms S-8 (No. 333-121041, No. 333-94603 and
No. 333-82541) of MSGI Security Solutions, Inc. (formerly Media Services Group, Inc.) and subsidiaries, of our report dated October 12, 2005, relating to the consolidated financial statements and Schedule II as of June 30, 2005 and 2004 and for the three fiscal years then ended, which is included in this Form 10-K/A filing, which report: expresses an unqualified opinion; includes an explanatory paragraph relating to the ability of MSGI Security Solutions, Inc. to continue as a going concern; and insofar as our opinion on the consolidated financial statements relates to data included for AONet International S.r.l., a 51% owned subsidiary acquired June 1, 2005, it is based solely on the report of other auditors.


/s/ Amper, Politziner & Mattia P.C.
-------------------------------------

October 28, 2005
Edison, New Jersey


                                       89